Exhibit 99.1

Press Release	Source: iMergent, Inc.

iMergent Announces Quarterly Dividend

OREM, Utah, March 25, 2009 (GLOBE NEWSWIRE) -- iMergent, Inc. (AMEX:IIG - News) announced its board of directors has declared a quarterly cash dividend of $0.02 per share on the company's common stock. The dividend, is payable on April 21, 2009 to stockholders of record as of April 6, 2009.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses, enabling them to market and sell their business products or ideas via the Internet. Headquartered in Orem, Utah, the Company sells its proprietary StoresOnline software and training services, which help users build successful Internet strategies to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In addition to software, iMergent offers website development, web hosting and marketing products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs as well as offers StoresOnline Express for sale. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and sell upgrades to StoresOnline Pro and StoresOnline Platinum. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a ``safe harbor'' for such forward-looking statements. The words, ``believe,'' ``expect,'' ``anticipate,'' ``estimate,'' ``will'' and other similar statements of expectation identify forward-looking statements. You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the release of this press release, or to reflect the occurrence of unanticipated events.

Contact:

          iMergent, Inc.

          Steven G. Mihaylo, CEO

           775-530-3955

          Stevemihaylo@imergentinc.com